Exhibit 99.1


                ADIC Reports One Cent EPS in Q2; Continued Margin
     Improvement; Branded Sales up Nine Percent; Million Shares Repurchased



    REDMOND, Wash.--(BUSINESS WIRE)--May 19, 2005--Advanced Digital Information Corporation (Nasdaq:ADIC) today announced second quarter earnings of $733,000, or one cent per share, on sales of $106 million versus a loss of $1.3 million, or two cents per share, on sales of $111 million during the same quarter last year. The Company had a loss of $270,000 during the immediately preceding quarter on sales of nearly $111 million. For the six months ended April 30, 2005, the Company earned $463,000, or one cent per share, compared to earnings of $3.4 million, or five cents per share, during the first six months of fiscal 2004.
    Gross profit as a percentage of sales was 30.8 percent during the second quarter, up from 28.2 percent a year ago and 29.6 percent in the preceding first quarter. An improved mix of product sales, including a higher proportion of ADIC(R) branded sales, contributed to a higher gross profit percentage despite slightly lower overall sales volume. Overall second quarter sales declined approximately four percent from both the same quarter last year and the immediately preceding quarter. Branded sales were up approximately nine percent from the same period last year and flat sequentially while OEM sales were down 19 percent and ten percent from last year and the preceding quarter, respectively.
    Improved gross profit, albeit on lower total sales, allowed the company to report an operating profit of $41,000 in the second quarter versus operating losses of $1.4 million reported for both second quarter 2004 and the preceding first quarter of fiscal 2005. Operating expenses during the just completed second quarter included approximately $500,000 in severance and relocation costs associated with the previously announced closure of development facilities in New York and California as well as costs associated with reorganization among the Company's European operations.
    "We are particularly pleased with the progress in our branded product and services business, although expected declines in OEM sales are obscuring some of that success," according to Chair and Chief Executive Officer Peter van Oppen. "Enterprise tape library products, including our Scalar 10K and i2000, each showed annual growth in double digits while our new disk-based backup products, the Pathlight PVX series, experienced sequential growth in excess of 50 percent," he said. "These trends make us optimistic about continued branded growth, which should be reflected in total sales as our OEM business stabilizes. Additionally, we have previously said we expect to begin shipping new OEM products before the end of the fiscal year," van Oppen said.
    "Gross profit percentage, particularly on lower sales volume, is an encouraging sign about the health of our underlying business and competitive position. We have reported improving gross margin in several recent quarters and 30.8 percent is our best percentage result since we reported 31.0 percent margin on $118 million in sales during the fourth quarter of 2003," he noted.
    Second quarter 2005 is the second period for which the Company has disclosed sales and margin numbers separately for product and service revenues. Total product revenues for the quarter, which include both branded and OEM product sales, are down 7.8 percent and 5.7 percent on an annual and sequential basis, respectively. The bulk of these declines result from reduced OEM product sales while branded product sales are up 4.6 percent over the second quarter last year and down
1.7 percent from first quarter 2005. Service revenues, which are included in total branded revenues but not included in branded product revenues, are up 25.7 percent over the year ago period and 7.1 percent over the immediately preceding quarter.
    Combined branded revenues, including both products and service, reached 60 percent of total revenues for the first time in several years during the quarter compared with 53 percent during the same period last year and 58 percent in the preceding quarter. OEM revenues equaled approximately 40 percent of total revenues during the period.
    Net cash provided by operating activities for the six months ending April 30 was $21.9 million. Subtracting reported cash flow from operations through January 31 indicates second quarter cash flow from operations was $6.6 million. Total cash and marketable securities were $240 million at the end of the period.
    The Company repurchased slightly over one million shares of stock during the second quarter at an average price of $8.35 per share, for a total cost of $8.5 million. Total repurchases during the past year are now over two million shares. Yesterday, the Company's board replenished existing authorizations to provide authority for future repurchases of up to five million shares.

    About ADIC

    Advanced Digital Information Corporation (NASDAQ:ADIC) is a leading provider of Intelligent Storage(TM) solutions to the open systems marketplace. ADIC is the world's largest supplier of automated tape systems using the drive technologies most often employed for backing up open system, client-server networks.(a) The Company's data management software, storage networking appliances, and disk-based backup and restore solutions provide IT managers innovative tools for storing, managing and protecting their most valuable digital assets in a variety of disk and tape environments. ADIC storage products are available through a worldwide sales force and a global network of resellers, OEMs and partnerships, including Apple, Cray, Dell, EMC, Fujitsu-Siemens, HP, IBM and Sun. Further information about ADIC is available at www.adic.com.
    (a) Market Share: Gartner Dataquest, Tape Automation Systems Market Shares, 2003, F. Yale, April 2004. ADIC, Pathlight, StorNext, and Scalar are registered trademarks, and Intelligent Storage is a trademark of Advanced Digital Information Corporation. All other trade or service marks mentioned in this document should be considered the property of their respective owners.

    This release contains forward-looking statements relating to the Company's future products and services and future operating results that are subject to risks and uncertainties that could cause actual results to differ materially from those projected. The words "expect", "anticipate", and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Factors that could affect the Company's actual results include general economic trends, purchase deferrals by customers, acceptance of new products, success of new sales channels, technical competition or obsolescence, supply constraints, changes in market pricing, production problems and the Company's ability to complete announced restructurings on schedule. Reference is made to the Company's Annual Report on Form 10-K for the year ended October 31, 2004 for a more detailed description of factors that could affect the Company's actual results. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. The Company undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

    Conference Call

    There will be a conference call to discuss second quarter results as well as estimates for the third quarter of fiscal 2005, including a third-quarter gain related to the disposition of an existing facility in Germany, at 1:30 p.m. PT (4:30 p.m. ET) on May 19, 2005. The call can be accessed live on our website at www.adic.com/ir.



               ADVANCED DIGITAL INFORMATION CORPORATION
            CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
             (In thousands, except for per share amounts)
                              (Unaudited)

                               Three Months Ended   Six Months Ended
                                    April 30,           April 30,
                                 2005      2004      2005      2004
                                --------  --------  --------  --------
Revenue:
  Product                      $ 92,047  $ 99,828  $189,677  $207,762
  Service                        14,124    11,239    27,314    21,610
                                --------  --------  --------  --------
    Total revenue               106,171   111,067   216,991   229,372

Cost of revenue:
  Product                        63,268    70,999   131,803   146,453
  Service                        10,167     8,743    19,659    17,275
                                --------  --------  --------  --------
    Total cost of revenue        73,435    79,742   151,462   163,728

Gross profit                     32,736    31,325    65,529    65,644
Sales and marketing              16,227    17,345    32,909    31,417
General and administrative        6,418     6,080    12,691    12,284
Research and development         10,050     9,320    21,307    18,700
                                --------  --------  --------  --------
Operating profit (loss)              41    (1,420)   (1,378)    3,243
Other income (loss), net            807      (561)    1,894     1,430
                                --------  --------  --------  --------
Income (loss) before provision
 (benefit) for income taxes         848    (1,981)      516     4,673
Provision (benefit) for income
 taxes                              115      (661)       53     1,225
                                --------  --------  --------  --------
Net income (loss)              $    733  $ (1,320) $    463  $  3,448
                                ========  ========  ========  ========
Basic net income (loss) per
 share                         $   0.01  $  (0.02) $   0.01  $   0.05
                                ========  ========  ========  ========
Diluted net income (loss) per
 share                         $   0.01  $  (0.02) $   0.01  $   0.05
                                ========  ========  ========  ========
Shares used in computing basic
   net income (loss) per share   63,313    64,360    63,556    64,084
                                ========  ========  ========  ========
Shares used in computing
 diluted net income (loss)
 per share                       63,560    64,360    63,892    65,240
                                ========  ========  ========  ========


               ADVANCED DIGITAL INFORMATION CORPORATION
                 CONDENSED CONSOLIDATED BALANCE SHEETS
                            (In thousands)
                              (Unaudited)
                                                   April 30, Oct. 31,
                        ASSETS                        2005      2004
                                                   --------- ---------
Current assets:
  Cash and cash equivalents                        $ 47,705  $ 94,695
  Accounts receivable, net                           85,029    93,025
  Inventories, net                                   30,462    38,728
  Marketable securities                             192,729   138,238
  Assets held for sale                                1,364        --
  Other current assets                               15,359    13,602
                                                    --------  --------
    Total current assets                            372,648   378,288

Property, plant and equipment, net                   44,228    45,913
Service parts for maintenance, net                   29,309    29,993
Investments                                           3,196     2,769
Other non-current assets                             17,733    18,067
                                                    --------  --------
                                                   $467,114  $475,030
                                                    ========  ========
       LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
  Deferred revenue - current                       $ 33,618  $ 31,727
  Other current liabilities                          59,741    65,200
                                                    --------  --------
    Total current liabilities                        93,359    96,927

Deferred revenue - long-term                         15,546    13,605
Other long-term liabilities                             400       600
Shareholders' equity                                357,809   363,898
                                                    --------  --------
                                                   $467,114  $475,030
                                                    ========  ========


               ADVANCED DIGITAL INFORMATION CORPORATION
            CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (In thousands)
                              (Unaudited)
                                                    Six Months Ended
                                                       April 30,
                                                  -------------------
                                                     2005      2004
                                                   ---------  --------
Cash flows from operating activities:
  Net income                                      $     463  $  3,448
  Adjustments to reconcile net income to net cash
   provided by operating activities:
    Depreciation and amortization                    12,901    12,108
    Bad debt expense                                    454        39
    Inventory obsolescence                              924     1,473
    (Gain) loss on securities and investment
     transactions                                         2      (636)
    Deferred income taxes                               185       (83)
    Tax benefit from exercise of stock options           72     1,693
    Other                                                32        39
  Change in assets and liabilities:
    Accounts receivable                               8,257     4,940
    Inventories                                       7,364    (5,934)
    Other current assets                             (2,028)     (228)
    Service parts for maintenance                    (4,326)   (5,886)
    Current liabilities                              (6,144)   (6,629)
    Deferred revenue                                  3,757     7,158
                                                   ---------  --------
Net cash provided by operating activities            21,913    11,502
                                                   ---------  --------
Cash flows from investing activities:
  Purchase of property, plant and equipment          (7,057)   (8,950)
  Proceeds from assets held for sale                     --    15,117
  Purchase of marketable securities                (163,022)  (78,268)
  Proceeds from securities transactions             108,525    60,703
  Purchase of other investments                        (429)     (364)
  Return of investment on other investments              --        71
                                                   ---------  --------
Net cash used in investing activities               (61,983)  (11,691)
                                                   ---------  --------
Cash flows from financing activities:
  Repayment of short-term and long-term debt             --      (103)
  Repurchase of common stock                         (8,516)       --
  Proceeds from issuance of common stock for
   stock options and Stock Purchase Plan              1,784     5,893
                                                   ---------  --------
Net cash provided by (used in) financing
 activities                                          (6,732)    5,790
                                                   ---------  --------
Effect of exchange rate changes on cash                (188)      247
                                                   ---------  --------
Net increase (decrease) in cash and cash
 equivalents                                        (46,990)    5,848
Cash and cash equivalents at beginning of period     94,695    91,451
                                                   ---------  --------
Cash and cash equivalents at end of period        $  47,705  $ 97,299
                                                   =========  ========




    CONTACT: ADIC
             Jon Gacek or Stacie Timmermans, 425-881-8004